UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of Earliest Event Reported)
July 11, 2008
General Growth Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)
110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)
(312) 960-5000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information provided in Item 2.03 is incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
On July 11, 2008, certain subsidiaries of General Growth Properties, Inc. (the “Company”) entered into a Loan Agreement among such subsidiaries, as borrowers (collectively, “Borrowers”), and the lenders that are a party thereto (the “Loan Agreement”), which Loan Agreement provides for a secured term loan of up to $1.75 billion, and Borrowers received an initial advance of $875 million under the Loan Agreement on such date. Additional advances of up to $875 million may be made until December 31, 2008, subject to participation by additional lenders and certain other conditions. Borrowers currently expect to receive a second advance of $225 million on July 18, 2008.
The Loan Agreement has an initial term of three years with two one-year extension options, which are subject to certain conditions. The interest rate payable on advances under the Loan Agreement will be, at the option of the Borrowers, (i) 1.25% plus the higher of (A) the federal funds rate plus 0.5% or (B) the prime rate, or (ii) LIBOR plus 2.25%. The Loan Agreement requires that the interest rate payable on a portion of the advances under the Loan Agreement be hedged by the Borrowers. As a result of the required hedge, the initial advance of $875 million bears interest at a fixed rate of 5.64% for the first two years of the initial term. The interest rate on the expected advance of $225 million has not yet been determined. Subject to certain conditions, interest under the Loan Agreement is payable monthly in arrears and no principal payments are due until the initial maturity date of July 11, 2011. The initial advance of $875 million under the Loan Agreement is collateralized by first mortgages on 17 properties. The expected $225 million advance will also be collateralized by such properties, with subsequent additional advances to be collateralized by up to an additional seven properties. The Company and certain subsidiaries thereof (“Guarantors”) have guaranteed a portion of the obligations of the Borrowers under the Loan Agreement and otherwise.
During the term of the Loan Agreement, the Borrowers and the Guarantors are subject to customary affirmative and negative covenants and events of default. The proceeds from advances under the Loan Agreement will be used to repay debt maturing in 2008 and for general corporate purposes.
The foregoing description of the Loan Agreement does not purport to be complete. Accordingly, such description is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

10.1	Loan Agreement dated as of July 11, 2008, among the borrowers named therein; the lenders from time to time party thereto; Eurohypo AG, New York Branch (“Eurohypo”), as Administrative Agent; Wachovia Capital Markets LLC, Eurohypo and ING Real Estate Finance (USA) LLC (“ING”), as Joint Lead Arrangers and Book Managers; the Documentation Agents, as defined therein; and Wachovia Bank, National Association and ING, as Co-Syndication Agents.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.
	By:	/s/ Bernard Freibaum
Bernard Freibaum
Date: July 17, 2008		Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Name

10.1	Loan Agreement dated as of July 11, 2008, among the borrowers named therein; the lenders from time to time party thereto; Eurohypo AG, New York Branch (“Eurohypo”), as Administrative Agent; Wachovia Capital Markets LLC, Eurohypo and ING Real Estate Finance (USA) LLC (“ING”), as Joint Lead Arrangers and Book Managers; the Documentation Agents, as defined therein; and Wachovia Bank, National Association and ING, as Co-Syndication Agents.